SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(D)
              OF THE SECURITIES EXCHANGE ACT OF 1934

                          JUNE 17, 1997

                 (Date of earliest event reported)

                    Commonwealth Bancorp, Inc.

          (Exact name of registrant as specified in its charter)

PENNSYLVANIA                          0-27942                     23-2828883
(State or other jurisdiction   (Commission File Number)        (IRS Employer
of incorporation)                                          Identification No.)

2 WEST LAFAYETTE STREET, NORRISTOWN, PENNSYLVANIA                      19401
(Address of principal executive offices)                            (Zip Code)

                         (610) 251-1600
          (Registrant's telephone number, including area code)

                         NOT APPLICABLE
          (Former name, former address and former fiscal year, if changed since last report)





                        Page 1 of 5 Pages.
                 Exhibit Index appears on page 2.

ITEM 5.   OTHER EVENTS

     On   June  17,  1997,  Commonwealth  Bancorp.  Inc.  (the  "Company"),
announced that the Company's Board of Directors authorized the repurchase of up to 0.9 million shares, or approximately 5 percent, of its outstanding common stock. The Company also announced on June 17, 1997 that the Board of Directors has declared a cash dividend of $0.07 per share of common stock payable on July 11, 1997 to shareholders of record at the close of business on June 27, 1997. For additional information, reference is made to the Press Releases, dated June 17, 1997, which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable

     (c)  Exhibits:

           99.1     Press Release, dated June 17, 1997
           99.2     Press Release, dated June 17, 1997

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         COMMONWEALTH BANCORP, INC.



Date:  June 18, 1997     By:  /S/ CHARLES M. JOHNSTON
                              Charles M. Johnston
                              Chief Financial Officer